Exhibit 24(b)(8.112)

Second Amendment to the Selling and Services Agreement and Fund Participation
Agreement

This Second Amendment dated as of April 24, 2009 by and between ING Life Insurance and Annuity Company (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”),
ING Financial Advisers, LLC (“ING Financial”) (collectively “ING”), NYLIFE Distributors LLC
(“NYLIFE Distributors”), and NYLIM Service Company LLC (“NSC”)(NYLIFE Distributors and
NSC are collectively referred to herein as “Fund Service Provider”), is made to the Selling and
Services Agreement and Fund Participation Agreement dated as of November 8, 2007 (the
“Agreement”), as amended on September 30, 2008. Terms defined in the Agreement are used herein as therein defined.

WHEREAS, ING Institutional is a limited liability company that provides various recordkeeping and other administrative services to certain Plans; and

WHEREAS, the parties wish to add ING Institutional to the Agreement; and

WHEREAS, the parties wish to make additional funds available under the Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

     1. ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions in the Agreement relating to ING Life in its capacity as a recordkeeper in connection with the investment by Plans in the Funds are hereby amended to refer to both ING Life and ING Institutional. The defined term “ING” in the Agreement is hereby amended to include ING Life, ING Institutional, and IFA.

     2. Paragraph 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2. Omnibus Account.

     The parties agree that, with respect to each Fund, up to three omnibus accounts, each held in the name of the Nominee, may be maintained (the “Account” or collectively, the “Accounts”). One Account may be maintained in connection with Plans for which ING Life shall provide various recordkeeping and other administrative services, and a second Account may be maintained in connection with Plans for which ING Institutional shall provide various recordkeeping and other administrative services. Alternatively, one Account may be maintained in connection with Plans for which both ING Life and ING Institutional shall provide such recordkeeping and administrative services. A third Account held in the name of ING Life shall be maintained for those Plan assets directed for investment in the Fund through the Contracts. ING Institutional, as service agent for Plans, or ING Life, as service agent for Plans or issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Accounts in accordance with the Agreement.

3. Paragraphs 5 and 6 of the Agreement are hereby deleted in their entirety and replaced with the following:

5. Servicing Fees:

     The provision of shareholder and administrative services to contract owners or to the Plans shall be the responsibility of ING Financial, ING Life, ING Institutional, or the Nominee and shall not be the responsibility of Fund Service Provider. The Nominee, or ING Life on behalf of its Separate Accounts, will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Fund Service Provider agrees to pay to ING Life or ING Institutional a servicing fee based on the annual rate as set forth in Schedule C of the average net assets invested in the Funds through the Contracts or through ING Life’s and ING Institutional’s arrangements with Plans in each calendar quarter. ING Financial agrees to provide to Fund Service Provider, on a best efforts basis by the seventh day but no later than the tenth day of each month, (1) a report which indicates the number of its customers holding Shares of each Fund through each Account as of the last day of the prior month and (2) such other information as Fund Service Provider or its designee may reasonably request. Fund Service Provider will make such payments to ING Life or ING Institutional within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Life or ING Institutional for the quarter and such other supporting data as may be reasonably requested by ING Life or ING Institutional. If required by a Plan or by applicable law, ING Life or ING Institutional shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such servicing fees, or to use servicing fees it collects from Fund Service Provider to offset other fees payable by the Plan to ING Life or ING Institutional.

6. 12b-1 Fees.

     (a) To compensate ING Financial for its distribution of Fund Shares, Fund Service Provider shall make quarterly payments to ING Financial based on the annual rate as set forth in Schedule B of the average net assets invested in the Funds through the Contracts or through ING Life’s or ING Institutional’s arrangements with Plans in each calendar quarter. Fund Service Provider will make such payments to ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial. If required by a Plan or by applicable law, ING Financial shall have the right to allocate to a Plan or to Participant accounts in a Plan all or a portion of such 12b-1 fees, or to use 12b-1 fees it collects from Fund Service Provider to offset other fees payable by the Plan to ING Financial. The parties agree that Fund Service Provider’s agreement herein to pay fees that are subject (as indicated on the Fund Schedule) to a plan adopted pursuant to Rule 12b-1 (the “Rule 12b-1 Plan”) under the 1940 Act, that this Agreement: (a) will only renew each year so long as such renewal is approved by a vote of the governing board of each Fund (including a majority of the “non-interested” board members (as defined in the

1940 Act) who have no direct or indirect financial interest in the operation of the Rule 12b-1 Plan or this Agreement (“Independent Board Members”), (b) may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Board Members, (c) may be terminated by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund on not more than 60 days’ written notice, and (d) will automatically terminate upon assignment of this Agreement. Furthermore, the parties understand that the Funds’ governing boards will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, ING Financial will furnish such information as Fund Service Provider may reasonably request.

     (b) ING Financial agrees that any compensation paid under this Agreement that is subject to a Rule 12b-1 Plan shall be paid only as consideration for “distribution” or “service” activities permitted by the Rule 12b-1 Plan and by applicable law, rules and regulations, and shall not be paid for any transfer agent or sub-transfer agent services.” ING Financial represents, warrants and covenants that it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or that it is exempt from such registration, and that it is a member of the Financial Industry Regulatory Authority (“FINRA”), or that it is exempt from FINRA membership. ING Financial agrees that it will immediately advise Fund Service Provider of any termination or suspension of its broker-dealer registration or FINRA membership or its exemption therefrom. ING Financial agrees to abide by the FINRA’s Conduct Rules, MSRB’s Rules (where applicable), as well as all applicable state and federal laws and rules and regulations of authorized regulatory agencies thereunder, including all compensation disclosure obligations imposed on pursuant to FINRA Rule 2830 and Rule 10b-10 under the Exchange Act. ING Financial agrees not to offer or sell any Fund shares except under circumstances that will result in compliance with such laws, rules and regulations.

4. The following is added as Section 13(d) to the Agreement:

(d) Representations of ING Institutional. ING Institutional represents and warrants:

     (i) that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this Agreement, and (5) has full authority to enter into this Agreement and carry out its obligations pursuant to it terms; and

     (ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

5. The following replaces Section 15(d) of the Agreement:

(d) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING:
Michael Pignatella
Counsel
ING Americas Legal Services
One Orange Way, C1S
Windsor, CT 06095
Fax: 860-580-4934

To NSC:
NYLIM Service Company LLC
169 Lackawanna Ave
Parsippany, New Jersey 07054
Attention: President
with a copy to Marguerite E.H. Morrison, at the same address.

To NYLIFE Distributors:
NYLIFE Distributors LLC
169 Lackawanna Ave
Parsippany, New Jersey 07054
Attention: President
with a copy to Marguerite E.H. Morrison, at the same address.

Any notice, demand or other communication given in a manner prescribed in this Subsection (d) shall be deemed to have been delivered on receipt.

     6. The following paragraph is added under Section 15 “Miscellaneous” of the Agreement:

         (i) The parties agree that transactions in the Funds by Plans or Plan Participants pursuant to the terms of this Agreement are not subject to any redemption fees that may otherwise be required by the Funds; provided however that upon written request by Fund Service Provider, ING Life and ING Institutional will implement such redemptions fees in a time frame and manner mutually acceptable to all parties.

      7. Schedule B to the Agreement is hereby deleted and replaced by Schedule B, attached hereto

      8. Schedule C to the Agreement is hereby deleted and replaced by Schedule C, attached hereto.

     9. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same
Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND		NYLIM SERVICE COMPANY LLC
ANNUITY COMPANY
		By:	/s/ Penny L. Nelson
By:	/s/ Lisa S. Gilarde	Name:	Penny L. Nelson
Name:	Lisa S. Gilarde	Title:	President and CEO
Title:	Vice President

ING FINANCIAL ADVISERS, LLC		NYLIFE DISTRIBUTORS LLC

By:	/s/ David A. Kelsey	By:	/s/ Michael D. Coffey
Name:	David A. Kelsey	Name:	Michael D. Coffey
Title:	COO/VP	Title:	Senior Managing Director

ING INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/ Michelle Sheiowitz attorney-in-fact
Name:	Michelle Sheiowitz
Title:	Vice President

SCHEDULE B

Rule 12b-1 fees payable to ING in consideration of distribution-related services described in SELLING AND SERVICES AGREEMENT AND FUND
PARTICIPATION AGREEMENT:

The following fees are applicable under the terms of this Agreement only. The payment of these fees are solely for the provision of services under this Agreement, and do not correspond to any fees that may be paid for services provided under any other agreement between or among ING or its affiliates and Fund
Service Provider or its affiliates, with respect to the available series and classes of open-end investment companies sponsored, advised or administered by New York Life Investment Management LLC for which
NYLIFE Distributors LLC serves as principal underwriter. Compensation for the sale and/or servicing of such shares shall be in accordance with the terms of the current prospectus and the following table:

Class	Dealer Reallowance on Purchases[1]	Distribution and/or Service
(Rule 12b-1 Plan) Fees
Investor	As provided in current prospectus/statement of additional	___% per annum[2]
information
A*	As provided in current prospectus/statement of additional	___% per annum[3]
information
I	N/A	N/A
R1**	N/A	N/A
R2**	N/A	___% per annum
R3**	N/A	___% per annum

* A Shares are available to existing Retirement Plans whose Fund Schedules included Class A Shares prior to
September 30, 2008.

** Under the terms of certain Funds’ shareholder services plans, Class R1, R2 and R3 shares are authorized to pay shareholder service fees to service providers at the rate of ___% per annum. Such fees are for services that are in addition to any services that may be provided under the Class R2 and R3 Rule 12b-1 Plans.

1 Initial purchases of less than $1,000,000 or subsequent purchases in an account with a balance less than $1,000,000.
2 After commissionable sales are held in a shareholder’s account for one year or more. Payment is subject to continued effectiveness of the
Fund’s Rule 12b-1 Plan.

3 After commissionable sales are held in a shareholder’s account for one year or more. Payment is subject to continued effectiveness of the
Fund’s Rule 12b-1 Plan.

SCHEDULE C

Service Fee Schedule

Sub-transfer agency fees payable to ING in consideration of sub-transfer agency-related services described in the Selling and Services Agreement and Fund Participation Agreement:

MainStay Funds Investor Class Shares
ING’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	CUSIP	TICKER
MainStay All Cap Growth Fund	27885C361	MAWNX
MainStay Balanced Fund	27885C353	MBINX
MainStay Cap Appreciation Fund	56062X542	MCPPX
MainStay International Equity Fund	56062X468	MINNX
MainStay Small Company Value Fund	27885C155	MOINX
MainStay High Yield Corp. Bond Fund	56062X476	MHHIX
MainStay Value Fund	56062X351	MVINX
MainStay Large Cap Growth Fund	56062X450	MLINX
MainStay Map Fund	56062X443	MSMIX
MainStay Mid Cap Growth Fund	56062X435	MMYMX
MainStay Mid Cap Core Fund	27885C262	MMOUX
MainStay Mid Cap Value Fund	56062X427	MMIIX
MainStay Small Cap Growth Fund	56062X393	MSSNX
MainStay Small Cap Value Fund	56062X385	MYSCX
MainStay ICAP International Fund	448926725	ICANX
MainStay ICAP Select Equity Fund	27885C320	ICSOX
MainStay ICAP Equity Fund	27885C254	ICANX
MainStay 130/30 Core Fund	27885C411	MYCNX
MainStay 130/30 Growth Fund	27885C361	MYGNX
MainStay ICAP Global	448926733	ICGNX
MainStay Growth Allocation Fund	27885C320	MGXNX
MainStay Moderate Allocation Fund	27885C254	MMRDX
MainStay Moderate Growth Allocation Fund	27885C247	MGDNX
MainStay Conservative Allocation Fund	27885C346	MCKNX

ING’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	CUSIP	TICKER
MainStay Floating Rate Fund	27885C338	MXFNX
MainStay Diversified Inc Fund	56062X518	MSYDX
MainStay Government Fund	56062X484	MGVNX
MainStay Tax Free Bond Fund	56062X377	MKINX
MainStay Convertible Fund	56062X526	MCINX
MainStay Total Return Fund	56062X369	MTINX
MainStay Global High Inc Fund	56062X492	MGHHX
MainStay Common Stock Fund	56062X534	MCSSX
MainStay S&P 500 Index Fund	27885C171	MYSPX
MainStay Indexed Bond Fund	27885C288	MIXNX
MainStay Intermediate Bond Fund	27885C270	MTMNX
MainStay Short Term Bond Fund	27885C163	MYTBX
MainStay Inc Manager Fund	27885C296	MIMNX
MainStay Retirement 2010 Fund	27885C239	MYRDX
MainStay Retirement 2020 Fund	27885C221	MYRYX
MainStay Retirement 2030 Fund	27885C213	MRTFX
MainStay Retirement 2040 Fund	27885C197	MSRUX
MainStay Retirement 2050 Fund	27885C189	MSRVX
MainStay Growth Allocation Fund	27885C320	MGXNX
MainStay Moderate Allocation Fund	27885C254	MMRDX
MainStay Moderate Growth Allocation Fund	27885C247	MGDNX
MainStay Conservative Allocation Fund	27885C346	MCKNX

MainStay Funds Class A Shares
(For those existing Plans whose Fund Schedules included Class A Shares prior to September 30, 2008.)
ING’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	CUSIP	TICKER
MainStay All Cap Growth Fund	278846522	MAAAX
MainStay Balanced Fund	278846431	MBNAX
MainStay Capital Appreciation Fund	56062F665	MCSAX
MainStay International Equity Fund	56062F681	MSEAX
MainStay Small Company Value Fund	278846258	MOPAX
MainStay High Yield Corporate Bond Fund	56062F772	MHCAX
MainStay Value Fund	56062F814	MVAAX
MainStay Large Cap Growth Fund	56062X674	MLAAX
MainStay MAP Fund	56062F210	MAPAX

MainStay Mid Cap Growth	56062F178	MMCPX
MainStay Mid Cap Core Fund	278846290	MMOAX
MainStay Mid Cap Value Fund	56062F491	MYIAX
MainStay Small Cap Growth Fund	56062F525	MSMAX
MainStay Small Cap Value Fund	56062F566	MSPAX
MainStay ICAP International Fund	448926501	ICEVX
MainStay ICAP Select Equity	448926873	ICSRX
MainStay ICAP Equity Fund	448926824	ICAUX
MainStay 130/30 Core Fund	27885C544	MYCTX
MainStay 130/30 Growth Fund	27885C478	MYGAX
MainStay ICAP Global	448926766	ICGLX
MainStay Growth Allocation	27885C106	MGXAX
MainStay Moderate Allocation	278846183	MMRAX
MainStay Moderate Growth Allocation	278846142	MGDAX
MainStay Conservative Allocation	278846233	MCKAX

ING’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	CUSIP	TICKER
MainStay Floating Rate Fund	56062X757	MXFAX
MainStay Diversified Income Fund	56062F657	MASAX
MainStay Government Fund	56062F764	MGVAX
MainStay Tax Free Bond Fund	56062F756	MTBAX
MainStay Convertible Fund	56062F780	MCOAX
MainStay Total Return Fund	56062F798	MTRAX
MainStay Global High Income Fund	56062F475	MGHAX
MainStay Common Stock Fund	56062F541	MSOAX
MainStay S&P 500 Index Fund	278846274	MSXAX
MainStay Indexed Bond Fund	278846381	MIXAX
MainStay Intermediate Term Bond Fund	278846373	MTMAX
MainStay Short Term Bond Fund	278846266	MSTAX
MainStay Income Manager Fund	278846456	MATAX
MainStay Retirement 2010 Fund	27885C825	MYRAX
MainStay Retirement 2020 Fund	27885C767	MYROX
MainStay Retirement 2030 Fund	27885C718	MRTTX
MainStay Retirement 2040 Fund	27885C650	MSRTX
MainStay Retirement 2050 Fund	27885C593	MSRLX

MainStay Funds Class I Shares
ING’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	CUSIP	TICKER
MainStay All Cap Growth Fund	278846886	MATIX
MainStay Balanced Fund	278846209	MBAIX
MainStay Capital Appreciation Fund	56062X401	MCPIX
MainStay International Equity Fund	56062X807	MSIIX
MainStay Small Cap Opportunity Fund	278846100	MOPIX
MainStay High Yield Corporate Bond Fund	56062X708	MHYIX
MainStay Value Fund	56062X831	MVAIX
MainStay Large Cap Growth Fund	56062X641	MLAIX
MainStay MAP Fund	56062F228	MUBFX
MainStay Mid Cap Growth	56062X690	MMGOX
MainStay Mid Cap Core Fund	278846407	MMOIX
MainStay Mid Cap Value Fund	56062X765	MMVIX
MainStay Small Cap Value Fund	56062X682	MSVVX
MainStay ICAP International Fund	448926402	ICEUX
MainStay ICAP Select Equity Fund	448926303	ICSLX
MainStay ICAP Equity Fund	448926204	ICAEX
MainStay 130/30 Core Fund	27885C528	MYCIX
MainStay 130/30 Growth Fund	27885C452	MYGIX
MainStay ICAP Global	448926741	ICGRX

ING’s compensation shall be an annual sub-transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	CUSIP	TICKER
MainStay Floating Rate Fund	56062X724	MXFIX
MainStay Diversified Income Fund	56062X500	MSDIX
MainStay Government Fund	56062X609	MGOIX
MainStay Total Return Fund	56062X849	MTOIX
MainStay Common Stock Fund	56062X716	MSOIX
MainStay S&P 500 Index Fund	278846860	MSPIX
MainStay Indexed Bond Fund	278846779	MIXIX
MainStay Intermediate Term Bond Fund	278846795	MTMIX
MainStay Short Term Bond Fund	278846712	MSTIX
MainStay Income Manager Fund	278846506	MASIX
MainStay Retirement 2010 Fund	27885C817	MYRIX
MainStay Retirement 2020 Fund	27885C759	MYRTX
MainStay Retirement 2030 Fund	27885C692	MRTIX
MainStay Retirement 2040 Fund	27885C643	MSRYX

MainStay Retirement 2050 Fund	27885C585	MSRMX
MainStay Institutional Bond Fund	56063N105	MYBIX
MainStay Growth Allocation	27885C403	MGXIX
MainStay Moderate Allocation	278846159	MMRIX
MainStay Moderate Growth Allocation	278846118	MGDIX
MainStay Conservative Allocation	278846191	MCKIX

MainStay Funds Class R1 Shares
ING’s compensation shall be a combination of an annual shareholder service fee of ___% and a sub-
transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	CUSIP	TICKER
MainStay Balanced Fund	278846415	MBNRX
MainStay MAP Fund	56062X864	MAPRX
MainStay Mid Cap Value Fund	56062X781	MMIRX
MainStay Value Fund	56062X823	MVARX
MainStay International Equity	56062X880	MIERX
MainStay Large Cap Growth Fund	56062X633	MLRRX
MainStay ICAP International Fund	448926709	ICETX
MainStay ICAP Select Equity Fund	448926857	ICSWX
MainStay ICAP Equity Fund	448926790	ICAWX
MainStay Retirement 2010 Fund	27885C791	MYRRX
MainStay Retirement 2020 Fund	27885C759	MYRTX
MainStay Retirement 2030 Fund	27885C684	MRTOX
MainStay Retirement 2040 Fund	27885C635	MSREX
MainStay Retirement 2050 Fund	27885C577	MSROX

MainStay Funds Class R2 Shares
ING’s compensation shall be a combination of an annual shareholder service fee of ___% and a sub-
transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below

Fund Name	CUSIP	TICKER
MainStay Balanced Fund	278846399	MBCRX
MainStay MAP Fund	56062X856	MPRRX
MainStay Mid Cap Value Fund	56062X773	MMRRX
MainStay Value Fund	56062X815	MVRTX
MainStay International Equity	56062X872	MIRRX
MainStay Large Cap Growth Fund	56062X625	MLRTX
MainStay ICAP International Fund	448926808	ICEYX
MainStay ICAP Select Equity Fund	448926840	ICSYX
MainStay ICAP Equity Fund	448926782	ICAYX

MainStay Retirement 2010 Fund	27885C783	MYRWX
MainStay Retirement 2020 Fund	27885C734	MYRVX
MainStay Retirement 2030 Fund	27885C676	MRTUX
MainStay Retirement 2040 Fund	27885C627	MSRQX
MainStay Retirement 2050 Fund	27885C569	MSRPX
MainStay High Yield Corporate Bond Fund	56063N501	MHYRX
MainStay Mid Cap Growth Fund	56063N402	MMCTX
MainStay Common Stock Fund	56063N303	MSORX

MainStay Funds Class R3 Shares
ING’s compensation shall be a combination of an annual shareholder service fee of ___% and a sub-
transfer agency fee of ___% of the average daily net assets held in the account, calculated and payable quarterly for the funds listed below:

Fund Name	CUSIP	TICKER
MainStay Balanced Fund	27885C833	MBDRX
MainStay MAP Fund	56062X591	MMAPX
MainStay Mid Cap Growth Fund	56062X583	MMGRX
MainStay Mid Cap Core Fund	27885C841	MMORX
MainStay International Equity	56062X575	MIFRX
MainStay Large Cap Growth Fund	56062X617	MLGRX
MainStay ICAP International Fund	448926881	ICEZX
MainStay ICAP Select Equity Fund	448926832	ICSZX
MainStay ICAP Equity Fund	448926774	ICAZX
MainStay Retirement 2010 Fund	27885C775	MYREX
MainStay Retirement 2020 Fund	27885C726	MYRZX
MainStay Retirement 2030 Fund	27885C668	MRTVX
MainStay Retirement 2040 Fund	27885C619	MSRZX
MainStay Retirement 2050 Fund	27885C551	MSRWX